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                                                                    Exhibit 99.6

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                    AVATECH SOLUTIONS, INC. AND SUBSIDIARIES

              COLUMN A                      COLUMN B                 COLUMN C                  COLUMN D           COLUMN E
--------------------------------------    ------------   --------------------------------  ----------------   ----------------
                                                                    ADDITIONS
                                                         --------------------------------
                                           BALANCE AT       CHARGED TO       CHARGED TO
                                          BEGINNING OF      COSTS AND      OTHER ACCOUNTS    DEDUCTIONS -      BALANCE AT END
             DESCRIPTION                     PERIOD         EXPENSES        - DESCRIBE         DESCRIBE          OF PERIOD
--------------------------------------    ------------   ---------------  ---------------  ----------------   ----------------
  Year Ended June 30, 2002:
    Deducted from assets accounts:
      Allowance for doubtful accounts:    $    212,000   $        76,000  $             -  $   (176,000)(1)   $     112,000
                                          ============   ===============  ===============  ============       =============

  Year Ended June 30, 2001:
    Deducted from assets accounts:
      Allowance for doubtful accounts:    $    282,000   $         7,000  $             -  $    (77,000)(1)   $     212,000
                                          ============   ===============  ===============  ============       =============
  Year Ended June 30, 2000:
    Deducted from assets accounts:
      Allowance for doubtful accounts:    $     83,000   $       289,000  $             -  $    (90,000)(1)   $     282,000
                                          ============   ===============  ===============  ============       =============

   (1) Uncollectible accounts written off, net of recoveries.